Exhibit 24.1

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, AT&T CORP., a New York corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission (the "Commission"), under the provisions of the Securities Act of 1933, as amended (the "Act"), a registration statement or registration statements with respect to up to 60 million shares of AT&T Wireless Group Common Stock to be offered under the various Company 401(k) Savings Plans including, without limitation, AT&T Long Term Savings Plan for Management Employees, AT&T Long Term Savings and Security Plan, AT&T Retirement Savings and Profit Sharing Plan, AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, AT&T Long Term Savings Plan, AT&T Long Term Savings Plan - San Francisco, AT&T Wireless Services 401(k) Retirement Plan, GRC International Employees' Deferred Income Plan and MediaOne Group 401(k) Savings Plan; and

         WHEREAS, the Company proposes to file amendments with the Commission under the Act to existing registration statements with respect to AT&T Common Stock and Liberty Media Group Class A Common Stock to add additional Company 401(k) Savings Plans to such registration statements including, without limitation, AT&T Long Term Savings Plan - San Francisco, AT&T Wireless Services 401(k) Retirement Plan, GRC International Employees' Deferred Income Plan and MediaOne Group 401(k) Savings Plan; and

         WHEREAS, the Company, proposes to file with Commission, under the provisions of the Act, a registration statement or statements with respect to up to an additional 30 million shares of AT&T Common Stock to be offered under the Company's 1997 Long Term Incentive Plan, as amended; and

         WHEREAS, the undersigned is a director of the Company, as indicated below his signature:

         NOW, THEREFORE, the undersigned hereby constitutes and appoints C. H. NOSKI, M. J. WASSER and E. M. DWYER, and each of them, as attorneys for him and in his name, place and stead, and in his capacity as a director of the Company, to execute and file any such registration statements and amendments to existing registration statements with respect to the above-described common shares, and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.



         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 19th day of July, 2000.

                                            /s/ Louis A. Simpson
                                            ---------------------------
                                            Louis A. Simpson
                                            Director